UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2015

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA  92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 8.01              Other Events.

On March 12, 2015, CombiMatrix Corporation announced that the Superior Court of the State of California, County of Orange (the “Court”), has issued its final Statement of Decision (the “Statement of Decision”) in the matter of the People of the State of California and Relator Michael Strathmann (“Plaintiff”) vs. Acacia Research Corporation, CombiMatrix Corporation and Amit Kumar (“Defendants”) and has entered Judgment in Defendants’ favor, dismissing Plaintiff’s complaint with prejudice.  In its 26-page Statement of Decision, the Court affirmed its ruling in favor of the Defendants and against all claims of the Plaintiff, despite over 70 pages of objections filed by Plaintiff following the Court’s tentative ruling filed January 2, 2015.  The Court once again determined that Plaintiff failed to prove that Defendants had any fraudulent intent when they pursued insurance benefits under the National Union D&O Policy over a decade ago.  Plaintiff has approximately 60 days to file a Notice of Appeal of the Court’s Judgment.  There can be no assurance that the Court’s decision won’t be appealed or, if appealed, that it won’t be overturned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated:	March 13, 2015	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer